Exhibit 4.1(f)

FIFTH SUPPLEMENTAL INDENTURE
FIFTH SUPPLEMENTAL INDENTURE (this “Fifth Supplemental Indenture”) dated as of February 1, 2008, among GA INDUSTRIES, LLC, a Delaware limited liability company, and RODNEY HUNT COMPANY, INC., a Massachusetts corporation (collectively, the “New Guarantors”), each an indirect subsidiary of RBS GLOBAL, INC. (or its successor), a Delaware corporation (the “Company”), REXNORD LLC, a Delaware limited liability company, f/k/a REXNORD CORPORATION, a Delaware corporation (“Rexnord” and, together with the Company, the “Issuers”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H :
WHEREAS, the Issuers and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of July 21, 2006, providing for the issuance of the Issuers' 11¾% Senior Subordinated Notes due 2016 (the “Securities”), initially in the aggregate principal amount of $300,000,000;
WHEREAS, Section 4.11 of the Indenture provides that under certain circumstances the Issuers are required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all the Issuers' Obligations under the Securities and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuers and the existing Guarantors are authorized to execute and deliver this Fifth Supplemental Indenture;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:
1.Defined Terms. As used in this Fifth Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Fifth Supplemental Indenture refer to this Fifth Supplemental Indenture as a whole and not to any particular section hereof.

2.Agreement to Guarantee. The New Guarantors hereby agree, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Issuers' Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.Notices. All notices or other communications to the New Guarantors shall be given as provided in Section 13.02 of the Indenture.

4.Ratification of Indenture; Fifth Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Fifth Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

5.Governing Law. THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6.Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Fifth Supplemental Indenture.

7.Counterparts. The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the date first above written.

GA INDUSTRIES, LLC
By:     /s/ Patricia M. Whaley
Name:    Patricia M. Whaley
Title:    Vice President, General Counsel & Secretary

RODNEY HUNT COMPANY, INC.
By:     /s/ Patricia M. Whaley
Name:    Patricia M. Whaley
Title:    Vice President, General Counsel & Secretary

RBS GLOBAL, INC.
By:     /s/ Patricia M. Whaley
Name:    Patricia M. Whaley
Title:    Vice President & General Counsel

REXNORD LLC
By:     /s/ Patricia M. Whaley
Name:    Patricia M. Whaley
Title:    Vice President & General Counsel

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE
By:     /s/ Gregory S. Clarke
Name:    Gregory S. Clarke
Title:    Vice President